EXHIBIT 5.1

SICHENZIA ROSS FRIEDMAN FERENCE LLP
61 Broadway, 32nd Flr.
New York, NY 10006

Telephone: (212) 930-9700
Facsimile: (212) 930-9725

December 18, 2007

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

RE:	Techprecision Corporation Form S-8 Registration Statement

Ladies and Gentlemen:

We refer to the registration statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), filed by Techprecision Corporation, a Delaware corporation (the “Company”), with the Securities and Exchange Commission covering the 1,000,000 shares of the Company's common stock, par value $.0001 per share (“Common Stock”), issuable pursuant to the Company’s 2006 Long-Term Incentive Plan (the “Plan”).

We have examined the originals, photocopies, certified copies or other evidence of such records of the Company, certificates of officers of the Company and public officials, and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.

Based on our examination mentioned above, we are of the opinion that the shares of common stock registered pursuant to the Registration Statement are duly authorized and will be, when issued pursuant to options, stock grants or other equity-based incentives provided for in the Plan, legally and validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under “Legal Matters” in the related Prospectus. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.

Asher S. Levitsky P.C. Defined Benefit Plan owns 39,671 shares of common stock. Asher S. Levitsky P.C. is of counsel to Sichenzia Ross Friedman Ference LLP.

SICHENZIA ROSS FRIEDMAN FERENCE LLP

/s/ Sichenzia Ross Friedman Ference LLP